Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

NEWPAGE HOLDING CORPORATION

Adopted July 20, 2006

- i -

- ii -

ARTICLE I

DEFINITIONS

As used in these Bylaws, the following terms have the meanings indicated.

“Board” means the Board of Directors of the Corporation.

“Bylaws” means these Amended and Restated Bylaws of the Corporation.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time.

“Corporation” means NewPage Holding Corporation, a Delaware corporation.

“GCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

“including” means including without limitation.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01           Place of Meeting.  Except as otherwise provided in these Bylaws, the Board may designate any place within or outside the State of Delaware as the place of meeting for any annual or special meeting of stockholders.

Section 2.02           Annual Meeting.  The annual meeting of stockholders for the election of directors and the transaction of any other proper business that may be brought before the meeting will be held on the date and time after the close of the Corporation’s fiscal year that the Board may from time to time determine.  Any stockholder wishing to propose a nominee for director or other business to be brought before an annual meeting must give timely notice of the nomination or other business in writing to the Secretary of the Corporation, and the other business must otherwise be a proper matter for stockholder action as determined by the Board.  To be timely, a stockholder notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation no earlier than 120 days before and no later than 90 before the first anniversary of the preceding year’s annual meeting, but if the date of the annual meeting date is more than 30 days before or more than 70 days after the anniversary date, the stockholder notice must be delivered no earlier than 120 days before the annual meeting date and no later than the later of 90 days before the annual meeting date or 10 days following the day on which public announcement of the annual meeting date is first made by the Corporation.  The public announcement of an adjournment or postponement of an annual meeting of stockholders will not commence a new time period (or extend any existing time period) for the giving of a stockholder’s notice as described above.

Section 2.03           Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, may only be called by the Board.

Section 2.04           Notice to Stockholders.  Except as otherwise provided in the Certificate of Incorporation or these Bylaws, or as otherwise required by applicable law:

(a)       Notice of Meetings.  Whenever stockholders are required or permitted to take any action at an annual or special meeting, a notice of the meeting must be given that states the place (if any), date and time of the meeting.  Notice of a special meeting must also include a description of the purpose or purposes for which the meeting is being called.

(b)       Manner of Notice.  Notices to stockholders must be in writing and delivered personally or mailed to the stockholders at their addresses appearing on the books of the Corporation.  The notice of any meeting must be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at that meeting.  If mailed, the notice will be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation.

(c)       Waiver of Notice.  Any waiver of notice given by the person entitled to notice, whether before or after the time stated in the notice, will be deemed equivalent to notice.  Attendance of a person at a meeting will constitute a waiver of notice of that meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.  Neither the business to be transacted at nor the purpose of any annual or special meeting of the stockholders need be specified in a waiver of notice.

Section 2.05           Record Date.  The Board may fix a record date for determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment of a meeting, the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action.  The record date may not precede the date upon which the resolution fixing the record date is adopted by the Board.  Unless otherwise required by applicable law, the record date fixed by the Board (1) for determining stockholders entitled to vote at a meeting of stockholders or adjournment of a meeting must be not be more than 60 nor less than 10 days before the date of the meeting, and (2) for determining any other action must be not more than 60 days before that other action.  If no record date is fixed by the Board, the record date (i) for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) for determining stockholders for any other purpose will be at the close of business on the day on which the Board adopts the related resolution.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of that meeting, unless the Board fixes a new record date for the adjourned meeting.

Section 2.06           Quorum and Adjournments.  Except as otherwise provided by applicable law or by the Certificate of Incorporation, at all meetings of stockholders the holders of a majority of the shares of the Corporation entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business.  If a quorum is not present or represented at a meeting of the stockholders, the stockholders entitled to vote at that meeting who are present in person or represented by proxy may, by a majority vote of the shares held by those stockholders, adjourn the meeting from time to time without notice of the adjourned meeting if the time and place for the meeting to reconvene are announced at the meeting at which the adjournment is taken, until a quorum is present or represented.  Even if a quorum is present or represented at a meeting of the stockholders, the stockholders who are entitled to vote at that meeting, present in person or represented by proxy may, by a majority vote of the shares held by those stockholders, adjourn the meeting from time to time without notice of the adjourned meeting if the time and place for the meeting to reconvene are announced at the meeting at which the adjournment is taken (except as otherwise provided in these Bylaws), until a date that is not more than 30 days after the date of the adjournment.  At any adjourned meeting at which a quorum is present in person or represented by proxy, any business may be transacted that might have been transacted at the meeting as originally called.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting.

Section 2.07           Voting.  Except as otherwise provided by applicable law or by the Certificate of Incorporation, at any meeting of the stockholders each stockholder of record having the right to vote will be entitled to one vote for every share of stock standing in the stockholder’s name as of the record date.  Except as otherwise provided by applicable law or by the Certificate of Incorporation, any corporate action to be taken by a vote of the stockholders, other than the election of directors, must be authorized by the affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter.  Directors must be elected as provided in Section 3.03 below.  Written ballots are not required for voting on any matter unless ordered by the chairperson of the meeting.

Section 2.08           Proxies.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for that stockholder by proxy, but no proxy may be voted or acted upon after three years from its date unless the proxy provides for a longer period.  Each proxy must be executed in writing by the stockholder or by the stockholder’s authorized representative, or otherwise as provided in the GCL.  A proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation (or an agent of the Corporation appointed to receive and tabulate proxies) a revocation of the proxy or a new proxy bearing a later date.

Section 2.09           List of Stockholders.  At least 10 days before each meeting of stockholders, the Secretary of the Corporation will compile a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing their addresses and the number of shares registered in their names as of the record date.  The list of stockholders will be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the

Corporation.  The list of stockholders will also be produced and kept at the time and place of the meeting throughout the entire meeting, and may be inspected by any stockholder who is present.

Section 2.10           Conduct of Meetings.  At each meeting of stockholders, the Chairperson of the Board, or in his or her absence the Chief Executive Officer (or the President if the Chairperson and the Chief Executive Officer are the same person), will act as chairperson of the meeting.  The Secretary, or in his or her absence an Assistant Secretary or any other person appointed by the chairperson of the meeting, will act as secretary of the meeting and will keep the minutes of the meeting.  The order of business at each meeting of the stockholders will be as determined by the chairperson of that meeting.

Section 2.11           No Written Consents.  Stockholders may not act by written consent in lieu of obtaining the necessary vote at an annual or special meeting of stockholders for matters that would otherwise require stockholder approval at an annual or special meeting of stockholders pursuant to the GCL.

Section 2.12           Inspectors.  The Board will, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report of the meeting.  The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting will appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, will take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

ARTICLE III

DIRECTORS

Section 3.01           General Powers.  All corporate powers of the Corporation will be exercised by or under the authority of, and the business and affairs of the Corporation will be managed under the direction of, the Board, subject to any limitation set forth in the Certificate of Incorporation.

Section 3.02           Number, Tenure and Qualifications.  Except as otherwise provided by the Certificate of Incorporation, the Board will consist of one or more individuals, the precise number to be fixed by resolution of the Board from time to time.  At the time of adoption of these Bylaws, the Board will consist of 10 members.  Except as otherwise provided by the Certificate of Incorporation, the number of directors may be reduced or increased from time to time by action of the whole Board, but no decrease may shorten the term of an incumbent director.  Each member of the Board will hold office until the next annual meeting of stockholders held after his or her election and until his or her successor has been duly elected and has qualified, or until his or her earlier resignation, removal from office, or death.  Directors need not be stockholders of the Corporation.

Section 3.03           Election.  Except as otherwise provided by applicable law, by the Certificate of Incorporation or by these Bylaws, the directors will be elected at the annual meeting of the stockholders and the persons receiving a plurality of the votes cast will be so elected.

Section 3.04           Removal.  Unless otherwise provided by the Certificate of Incorporation, these Bylaws or any contract or agreement to which the Corporation is a party, a director may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3.05           Resignations.  Any director may resign at any time by giving written notice of his or her resignation to the Secretary of the Corporation.  A resignation will take effect at the time specified in the resignation or, if the effective time is not specified, immediately upon its receipt.  Unless otherwise specified in the resignation, the acceptance of a resignation is not necessary to make it effective.

Section 3.06           Vacancies.  Unless otherwise provided by applicable law or the Certificate of Incorporation, any newly created directorship or any vacancy occurring in the Board may be filled by a majority of the remaining members of the Board, although that majority may be less than a quorum, and each director so elected will hold office until the expiration of the term of office of the director who he or she has replaced or until his or her successor is elected and qualified.

Section 3.07           Place of Meeting.  The Board may hold its meetings at any place or places within or without the State of Delaware as it may from time to time determine.

Section 3.08           Compensation.  Directors may be allowed such compensation for attendance at regular or special meetings of the Board and of any special or standing committees of the Board as may from time to time be determined by resolution of the Board.

Section 3.09           Regular Meetings.  Regular meetings of the Board will be held on such dates and at such times and places as the Board determines from time to time.  Notice of regular meetings need not be given, except as otherwise required by these Bylaws or by applicable law.

Section 3.10           Special Meetings.  Special meetings of the Board, for any purpose or purposes, may be called by the Chairperson of the Board and will be called by the Chairperson of the Board or the Secretary upon the written request of a majority of the directors.  The request will state the date, time, place and purpose or purposes of the proposed meeting.

Section 3.11           Notice of Meetings.  Notice of each special meeting of the Board (and of each annual meeting that is not held immediately after, and in the same place as, the annual meeting of stockholders) must be given not later than 24 hours before the meeting is scheduled to commence by the Chairperson of the Board or by the Secretary, and must state the place, date and time of the meeting.  Notice of each meeting will be given to each director and will be effective when (1) given in a writing delivered by hand or courier, effective when actually received, (2) given orally, either by telephone or in person, effective when given, (3) mailed to the director’s residence or usual place of business, effective when deposited in the United States mail, first class postage prepaid, or (4) sent by facsimile transmission to the director’s residence or usual place of business, effective when transmitted with transmission confirmed, or (5) sent by e-mail to an electronic address at which the director has consented to receive notice, effective when transmitted with transmission confirmed.  Notice by first class mail may not be used if notice of less than five business days is being given.  Notice of any meeting need not be given to any director who submits, either before or after the time stated in the notice, a signed waiver of notice or who attends the meeting other than for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Notice of an adjourned meeting, including the place, date and time of the reconvened meeting, will be given to all directors not present at the time of the adjournment and will also be given to the other directors unless the place, date and time of the reconvened meeting are announced at the meeting when the adjournment is taken.

Section 3.12           Quorum.  At all meetings of the Board, unless otherwise provided in the Certificate of Incorporation or these Bylaws, the presence of a majority of the Directors will constitute a quorum for the transaction of business.  In the absence of a quorum, a majority of the Directors present at any meeting may adjourn the meeting from time to time until a quorum is present.  Notice of any adjourned meeting will be given in accordance with Section 3.11 above.

Section 3.13           Conduct of Meetings.  At each meeting of the Board, the Chairperson of the Board or, in his or her absence, the Chief Executive Officer (or the President if the Chairperson and the Chief Executive Officer are the same person) will act as chairperson of the meeting.  The Secretary or, in his or her absence, an Assistant Secretary or any other person appointed by the chairperson of the meeting will act as secretary of the meeting and will keep the minutes of the meeting.  The order of business at all meetings of the Board will be as determined by the chairperson of the meeting.

Section 3.14           Committees.

(a)           Designation and Membership.  The Board may designate one or more committees, each consisting of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  If no alternate member is available or has been designated by the Board, the members of the committee present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another qualified member of the Board to act at the meeting in place of the absent or disqualified member.

(b)           Power and Authority.  For each committee, the Board will adopt a charter setting forth the powers and authority of the committee.  To the extent permitted by applicable law, each committee will have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation as set forth in the committee charter or other resolutions adopted by the Board, and may authorize the seal of the Corporation to be affixed to all papers that may require it.  Unless the Board otherwise provides, each committee may make, alter and repeal rules for the conduct of its business consistent with the committee charter.  In the absence of those rules, a committee will conduct its business in the same manner as the Board conducts its business pursuant to this Article III.

Section 3.15           Written Consents.  Except as expressly otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the

Board or of any committee of the Board may be taken without a meeting if all members of the Board or of the committee, as the case may be, consent to the action in writing or by electronic transmission (which may take the form of one or more counterparts), and the writings or electronic transmissions are filed with the minutes of the proceedings of the Board or committee.

Section 3.16           Conference Call Meetings.  Members of the Board or any committee of the Board may participate in a meeting of the Board or committee by means of conference telephone or other communications equipment whereby all persons participating in the meeting can simultaneously hear each other during the meeting, and participation in a meeting pursuant to this Section 3.16 will constitute presence in person at that meeting.

ARTICLE IV

OFFICERS

Section 4.01           Generally.  The officers of the Corporation will be as elected by the Board pursuant to Section 4.02 below and as appointed by the Chief Executive Officer pursuant to Section 4.03 below.  Any person may hold two or more offices simultaneously, and no officer need be a stockholder of the Corporation.  Unless otherwise indicated in these Bylaws, reference to an “officer” includes both elected and appointed officers.

Section 4.02           Elected Officers.  The Board will, at a minimum, elect a Chief Executive Officer and a Secretary (or officers with different titles who perform the function of a Chief Executive Officer and a Secretary).  The Board may from time to time elect such other officers as it deems necessary or appropriate for the management and operation of the Corporation, including a President, a Chief Operating Officer, a Chief Financial Officer and one or more Vice Presidents.  Elected officers will exercise the powers and perform the duties that are specified in these Bylaws or in a resolution of the Board or as directed by the Chief Executive Officer or his or her designee.

Section 4.03           Appointed Officers.  Unless otherwise restricted by a resolution adopted by the Board, the Chief Executive Officer may appoint in a writing delivered to the Secretary of the Corporation one or more officers or assistant officers, each of whom will exercise the powers and perform the duties specified by the Chief Executive Officer.  At each regular meeting of the Board, the Secretary of the Corporation will report to the Board the names and titles of any officers appointed by the Chief Executive Officer since the previous regular meeting of the Board.

Section 4.04           Compensation.  The salaries of elected officers of the Corporation will be fixed by the Board, except that the Board may delegate to any elected officer the power to fix the compensation of any other elected officer.  The salaries of appointed officers of the Corporation will be fixed by the Chief Executive Officer or his or her designee.

Section 4.05           Term and Removal.  Subject to the officer’s earlier death, resignation or removal, each officer will hold his or her office until his or her successor has been elected or appointed, or until his or her earlier death, resignation or removal.  Any elected officer may be removed at any time, with or without cause, by the Board.  Any appointed officer may be removed at any time, with or without cause, by the Chief Executive Officer or by the Board.

Section 4.06           Resignations.  Any officer may resign at any time by giving written notice of his or her resignation to the Secretary of the Corporation.  A resignation will take effect at the time specified in the notice or, if the effective time is not specified in the notice, immediately upon its receipt.  Unless otherwise specified in the notice, the acceptance of a resignation is not necessary to make it effective.

Section 4.07           Vacancies.  A vacancy in any elected office because of resignation, removal or death may be filled by the Board or, if so provided by resolution of the Board, by an officer of the Corporation to whom the Board has delegated the authority to appoint a successor.  A vacancy in any appointed office because of resignation, removal or death may be filled by the Board or the Chief Executive Officer.

Section 4.08           Duties.

(a)           Chief Executive Officer.  The Chief Executive Officer will be the principal executive officer of the Corporation.  Subject to the control of the Board, the Chief Executive Officer will in general manage, supervise and control all of the business and affairs of the Corporation and will perform all duties incident to the office of the Chief Executive Officer of the Corporation and any other duties that may be prescribed by the Board from time to time.  The Chief Executive Officer will have authority to conduct all ordinary business on behalf of the Corporation and may execute and deliver on behalf of the Corporation any contract, conveyance or similar document, excluding agreements that expressly require approval of the Board or stockholders pursuant to these Bylaws or the GCL and excluding any authority reserved to the Board by resolution of the Board.

(b)           Chief Financial Officer.  The Chief Financial Officer, if one is appointed, will be the chief financial officer of the Corporation and, unless a separate person is so elected or appointed, the chief accounting officer of the Corporation.  The Chief Financial Officer will assure that the books of account and other accounting records of the Corporation are maintained in proper form and in general perform all the duties incident to the office of the chief financial officer of a corporation, as well as any other duties that may be assigned to the Chief Financial Officer by the Board or the Chief Executive Officer.

(c)           Secretary.  The Secretary will have the duties of the officer denominated as the “Secretary” under the GCL.  The Secretary will (1) attend and keep the minutes of the meetings of stockholders, of the Board, and of committees of the Board in one or more books provided for that purpose, (2) assure that all notices are duly given in accordance with these Bylaws or as otherwise required by applicable law or the Certificate of Incorporation, (3) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed only to documents that have been authorized for execution on behalf of the Corporation, (4) maintain, or cause an agent designated by the Board to maintain, a record of the Corporation’s stockholders in a form that permits the preparation of the list of stockholders contemplated by Section 2.09 above, (5) have general charge of the stock transfer books of the Corporation or responsibility for supervision, on behalf of the Corporation, of any agent to which stock transfer responsibility has been delegated by the Board, (6) have responsibility for the custody, maintenance and preservation of those corporate records that the Corporation is required by the GCL or otherwise to create, maintain or preserve, and (7) any other duties that may from time to time be assigned by the Board or the Chief Executive Officer.

(d)           Other Principal Officers.  The Board may elect and the Chief Executive Officer may appoint one or more other principal officers of the Corporation whose duties will be as prescribed by the Board or the Chief Executive Officer from time to time.

(e)           Assistant Officers.  The Board may elect and the Chief Executive Officer may appoint one or more officers to serve as assistants to principal officers of the Corporation whose duties will be as delegated by the Board, by the Chief Executive Officer, or by the principal officers they assist, including the authority to perform such functions of those principal officers in the place of and with full authority of those principal officers as may be designated by the Board, by the Chief Executive Officer, or by those principal officers.

ARTICLE V

INDEMNIFICATION

Section 5.01           Right to Indemnification.  To the fullest extent permitted by applicable law as it presently exists or may subsequently be amended, the Corporation will indemnify, hold harmless and advance expenses to any person (a “Covered Person”) who (1) was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the Covered Person, or a person for whom the Covered Person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with that action suit or proceeding, if the Covered Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, or (2) was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the Covered Person, or a person for whom the Covered Person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense or settlement of that action or suit, if the Covered Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except as otherwise provided by applicable law.  Notwithstanding the preceding sentence, except as otherwise provided in these Bylaws, the Corporation (i) is required to indemnify a Covered Person in connection with an action, suit or proceeding (or part thereof) commenced by that Covered Person only if the commencement by the Covered Person has been authorized by these Bylaws, in any written agreement with the Corporation, or in the specific case by the Board or stockholders, and (ii) is required to reimburse a Covered Person for the expense of an action, suit or proceeding brought by the Covered Person against the Corporation for the advancement of expenses or indemnification under these Bylaws, if the Covered Person is successful in whole or in part on the merits of that action, suit or proceeding.  Nothing in this Article V will affect any rights to indemnification or advancement of expenses to which directors, officers, employees or agents of the Corporation otherwise may be entitled under these Bylaws, under any written agreement with the Corporation, or otherwise.  The Corporation may, to the extent authorized from time to time by the Board or stockholders, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article V with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.  Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provides for indemnification greater or different than that provided in this Article V.  No amendment or repeal of this Article V will adversely affect any right or protection existing under or pursuant to this Article V immediately prior to the amendment or repeal.

Section 5.02           Intent.  This Article V is intended to require the Corporation, unless otherwise determined by the Board or as provided for in Section 5.01 in the case of an action, suit or proceeding (or part thereof) commenced by a Covered Person, to indemnify the Covered Person for judgments, fines, penalties, amounts paid in settlement and expenses (including attorneys’ fees), and to advance expenses to the Covered Person, in each and every circumstance in which the indemnification and advancement of expenses could lawfully be permitted by express provision of these Bylaws, and the indemnification and expense advancement provided by this Article V may not be limited by the absence of an express recital of those circumstances.

Section 5.03           Indemnification Benefits.  Indemnification pursuant to these Bylaws will inure to the benefit of the heirs, executors, administrators and personal representatives of each Covered Person.

Section 5.04           Prepayment of Expenses.  To the fullest extent not prohibited by applicable law, the Corporation will pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any action, suit or proceeding covered by this Article V in advance of its final disposition.  To the extent required by applicable law, the Corporation’s payment of expenses in advance of the final disposition of the action, suit or proceeding will be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article V or otherwise.

Section 5.05           Claims.  If a claim by a Covered Person for indemnification (following the final disposition of an action, suit or proceeding) or advancement of expenses under this Article V is not paid in full within 30 days after the claim has been received in writing by the Corporation, the Covered Person may file suit to recover the unpaid amount of the claim and, if successful in whole or in part, will be entitled to be paid the expense of prosecuting the claim.  In any such suit the Corporation will have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 5.06           Non-Exclusivity of Rights.  The rights conferred on any Covered Person by this Article V are exclusive of any other rights that the Covered Person may have or subsequently acquire under any statute, the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 5.07           Other Sources.  Any obligation of the Corporation to indemnify or to advance expenses to a Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount that the Covered Person has actually collected as indemnification or advancement of expenses from the other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

ARTICLE VI

FISCAL YEAR

The fiscal year of the Corporation will be a calendar year unless and until a different fiscal year is established by resolution adopted by the Board.

ARTICLE VII

CAPITAL STOCK

Section 7.01           Certificates.  Each holder of stock will be entitled to have a certificate certifying the number of shares in the Corporation owned by that holder and signed by or in the name of the Corporation by the Chairperson, the Vice Chairperson, the President or a Vice President, if any, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation.  The signatures on the certificate may be a facsimile.  If an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate is no longer serving in that capacity when the certificate is issued, it may be issued by the Corporation with the same effect as if that person were still serving in that capacity at the time of issue.

Section 7.02           Transfer.  Transfers of stock may be made on the books of the Corporation only by the person named in the certificate or, in the case of shares not represented by certificates, by the person named in the Corporation’s stock transfer records as the owner of those shares of stock or, in either case, by an attorney lawfully constituted in writing.  In addition, with respect to shares represented by certificates, transfers may be made only upon surrender of the share certificate, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 7.04 below.

Section 7.03           Rights of Holder.  The Corporation may treat the holder of record of any share of the Corporation as the person entitled to vote that share (to the extent the share is entitled to vote), to receive any distribution with respect to that share, and for all other purposes.  Accordingly, the Corporation is not bound to recognize any equitable or other claim to or interest in any share on the part of any person other than the holder of record, whether or not it has notice of the interest, except as otherwise provided by applicable law.

Section 7.04           Lost Certificates.  Any person claiming that a certificate of stock has been lost, stolen or destroyed must make an affidavit or affirmation of that fact in such manner as the Board may require and must, if the Board so requires, give the Corporation a bond of indemnity in the form and amount and with one or more sureties satisfactory to the Board, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

ARTICLE VIII

DIVIDENDS

To the extent permitted by applicable law, the Board will have full power and discretion, subject to the Certificate of Incorporation, to determine what, if any, dividends or distributions will be declared and paid or made.

ARTICLE IX

SEAL

The corporate seal will be in the form specified in the minutes of the organizational meeting of the Corporation or as the Board may subsequently from time to time determine.

ARTICLE X

REGISTERED OFFICE AND REGISTERED AGENT

The address of the registered office of the Corporation is 1209 Orange Street, County of New Castle, City of Wilmington, Delaware 19801 and the name of the registered agent is The Corporation Trust Company.  The Corporation may have other offices at such places within or without the State of Delaware as the Board may from time to time designate or the business of the Corporation may require or make desirable.

ARTICLE XI

AMENDMENTS

These Bylaws may be adopted, amended or repealed by the Board or by the stockholders of the Corporation.

ARTICLE XII

VOTING SHARES IN OTHER CORPORATIONS

Unless otherwise directed by the Board, shares in other corporations that are held by the Corporation will be represented and voted only by an elected officer or by a proxy or proxies appointed by an elected officer.